EXHIBIT 99.1

                              N E W S  R E L E A S E



January 8, 2004                                      Direct Inquiries to:
                                                     Paul O. Koether, Chairman
                                                     (908)  234-0078





     BEDMINSTER, NEW JERSEY - KENT FINANCIAL SERVICES, INC. (the "Company") (NASDAQ - KENT). The Company announced that it had repurchased yesterday a block of 142,875 shares of Kent common stock representing 8.8% of the shares outstanding prior to the purchase. After the purchase there are now 1,483,299 shares outstanding. Depending on price, market conditions, interest rates, the economic outlook, liquidity considerations, and other factors Kent may in the future purchase additional shares from time to time in private or open market transactions.






















     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Kent cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.